Exhibit 23.2
                          Consent of Deloitte & Touche LLP
                           Independent Auditors' Consent


         We consent to the incorporation by reference in Registration Statements No. 33-25949, No. 33-36853 and No. 333-00319 of
         S t evens International, Inc. on Form S-8 and Registration Statement No. 33-84246 of Stevens International, Inc. on Form S-3 of our report dated March 31, 1998 appearing in this Annual Report on Form 10-K of Stevens International, Inc. for the year ended December 31,1998.


         /s/  DELOITTE & TOUCHE LLP

         DELOITTE & TOUCHE LLP

         Fort Worth, Texas
         March 29, 1999